EXHIBIT 24.1

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned Officers and Directors of TeleCommunication Systems, Inc., a Maryland corporation (the “Corporation”), hereby constitute and appoint Maurice B. Tosé and Thomas M. Brandt, Jr. and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in either or both of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation, a Registration Statement on Form S-8 (or other appropriate form) (the “Registration Statement”) relating to the proposed issuance of Class A Common Stock, par value $0.01, of the Corporation and other securities pursuant to the exercise of stock options granted under the Corporation’s Amended and Restated 1997 Stock Incentive Plan (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Maurice B. Tosé Maurice B. Tosé	Chairman of the Board of Directors, Chief Executive Officer and President	August 3, 2001

/s/ Thomas M. Brandt, Jr. Thomas M. Brandt, Jr.	Chief Financial Officer and Senior Vice President	August 3, 2001

/s/ Clyde A. Heintzelman Clyde A. Heintzelman	Director	August 3, 2001

/s/ Andrew C. Barrett Andrew C. Barrett	Director	August 3, 2001

/s/ Richard A. Kozak Richard A. Kozak	Director	August 3, 2001

Weldon H. Latham	Director	________, 2001

/s/ Byron F. Marchant Byron F. Marchant	Director	August 3, 2001

/s/ Daniel Tseung Daniel Tseung	Director	August 3, 2001